UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2020

Blox, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53565	20-8530914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708-1155 West Pender Street, Vancouver British Columbia

(Address of Principal Executive Offices) (Zip Code)

(604)-314-9293

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BLXX	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Item 8.01: Other Items

On February 17, 2020, Blox, Inc (“we”, “us”, “our”, the “Company”) received notice from the Minister of Mines and Geology, Republic of Guinea, revoking the Company’s exploration license for its mineral property known as the Mansounia Gold Project.

The exploration license, which was originally granted in August, 2013, was extended by the Company until December 26, 2019. Prior to the expiration of the exploration license, the Company successfully obtained technical approval of a feasibility study and $37,892,000 pre-production work proposal in completion of a mining license application process for the property which began in December, 2018. If granted, the license will confer the exclusive right to mine the property for a minimum of 15 years. As a pre-condition to the grant of the mining license, on January 6, 2020 the Minister of Mines and Geology requested the Company to provide evidence of a financing commitment in the amount of $4,741,000, being a 15% contingency reserve for a $33,151,000 work plan. On February 11, 2020, the Company formally requested 30 days to provide evidence of financing. As at the date of this report, the Company has been unable to secure the required financing commitment and the status of its mining license application is uncertain. The Company is requesting clarification from the Minister of Mines and Geology regarding the status of its application, and continues its efforts to identify and secure available financing.

Until such time as a mining license is secured, all rights held by the Company and its partners in the Mansounia Gold Project are deemed terminated. There is no guarantee that the Company will succeed in obtaining the requisite financing commitment, that such commitment will be obtained in a timely manner, or that its mining license application will ultimately be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2020

Blox, Inc.

/s/ Ronald Renee

Chairman

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